                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (File Nos. 33-82982, 33-97024, 333-25769, 333-49497,
333-59245) and Forms S-8 (File Nos. 33-69516, 33-69518, 33-69520, 33-84706,
333-50874, 33-88030, 33-92970, 33-92998, 333-04535, 333-29059, 333-29975,
333-29977, 333-34119, 333-38490, 333-38494, 333-56747, 333-56749, 333-80623)
of Genzyme Transgenics Corporation of our reports dated February 27, 2001 relating to the financial statements and financial statement schedule, which appears in this Form 10-K. We also consent to the incorporation by reference into those Registration Statements of our report, dated February 27, 2001 on our audits of the financial statements of ATIII LLC which report is also included in this Annual Report on Form 10-K. We also consent to the reference to us under the heading "Selected Financial Data" in this Annual Report on Form 10-K.

PricewaterhouseCoopers LLP
Boston, Massachusetts
March 30, 2001